EXHIBIT 10.1

NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 27, 2009, is by and among ENTERTAINMENT DISTRIBUTION COMPANY, LLC, a Delaware limited liability company (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto (individually a “Guarantor” and collectively the “Guarantors”), the financial institutions party hereto as lenders (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, Glenayre Electronics, Inc., a Colorado corporation, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of May 31, 2005 (as previously amended, modified or supplemented and as further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement as amended hereby); and

WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1           Amendment to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)           Each of the following terms is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income taxes and (iii) depreciation and amortization expense, all as determined in accordance with GAAP (except for the exclusion of Rebate Payments).  Notwithstanding the foregoing, for the fiscal quarter ended December 31, 2008, and each fiscal quarter thereafter, Consolidated EBITDA shall be calculated by adding to the number determined pursuant to the foregoing sentence impairment charges, non-cash charges and one-time charges for the Sony Sale and any charges related to U.S. operations or discontinued operations (but not including any ongoing overhead from U.S. operations), and impairment charges pertaining to the write-down of intangibles of the German operations, which charges to be added back shall not exceed, in the aggregate, $30,000,000, to the extent such charges were deducted in the determination of Consolidated Net Income for the applicable period.

(b)           The following defined terms are hereby added to the Credit Agreement in the appropriate alphabetical order:

“Ninth Amendment” shall mean that certain Ninth Amendment to Credit Agreement dated as of March 27, 2009, by and among the Borrower, the Guarantors, the Parent, the Administrative Agent and the Lenders.

“Ninth Amendment Effective Date” shall mean the date upon which each of the conditions set forth in Article II hereof have been satisfied.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1           Closing Conditions.  This Amendment shall become effective as of the date hereof (the “Ninth Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably satisfactory to the Administrative Agent):

(a)           Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Lenders and the Administrative Agent.

(b)           Amendment Fee.  The Borrower shall have paid or caused to be paid an additional amendment fee to the Administrative Agent in connection with this Amendment for the account of each lender that shall have returned executed signature pages to this Amendment no later than 5:00 p.m. on March 27, 2009, as directed by the Administrative Agent, in an aggregate amount equal to $36,250 to be allocated among the Lenders pro rata according to their Commitment Percentage.

(c)           Other.  The Administrative Agent shall have received such other documents, agreements or information which it may reasonably request relating to the Credit Parties and the transactions contemplated by this Amendment and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Administrative Agent in its sole good faith discretion.

ARTICLE III
MISCELLANEOUS

3.1           Amended Terms.

(a)           Amended Terms.  All references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2           Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows as of the date hereof:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment or the transaction contemplated herein.

(d)           The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

3.3           Acknowledgment of Guarantors and Parent.  The Guarantors and Parent acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ and Parent’s obligations under the Credit Documents.

3.4           Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5           Entirety.  This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6           Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

3.7           GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.8           Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

      3.9           Fees.  The Borrower agrees to pay all fees and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and expenses of Reed Smith LLP.

3.10           Release.  The Credit Parties hereby release and forever discharge Administrative Agent, the Lenders and their agents, employees, attorneys, professionals, and representatives from any and all claims, counterclaims, liabilities, and causes of action existing on the date of execution of this Amendment and effective as of the Ninth Amendment Effective Date (collectively, the “Claims”) of every nature and description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, actual or potential, and whether arising at law or in equity, under the common law, state law, federal law, or any other law, in connection with the Credit Agreement or any other Credit Document, or arising out of or relating to Administrative Agent’s or any Lender’s administration of or conduct in connection with the Credit Agreement or another Credit Document, or otherwise, it being the Credit Parties’ intention to effect a general release of all such Claims.

IN WITNESS WHEREOF the Borrower, the Guarantors, the Parent, the Lenders, and the Administrative Agent have caused this Amendment to be duly executed on the date first above written.

BORROWER:	ENTERTAINMENT DISTRIBUTION COMPANY,
LLC, a Delaware limited liability company

By:  /s/ Michael Klinger
Name:  Michael Klinger
Title: EVP and Chief Financial Officer

GUARANTORS:	ENTERTAINMENT DISTRIBUTION COMPANY (USA), LLC, a Delaware limited liability company

By:  /s/ Clarke H. Bailey
Name: Clarke H. Bailey
Title:  Chairman and Interim CEO

PARENT:	GLENAYRE ELECTRONICS, INC., a Colorado corporation

By: /s/ Matthew K. Behrent
Name: Matthew K. Behrent
Title: EVP, Corporate Development

ADMINISTRATIVE AGENT
AND LENDERS:                                                      WACHOVIA BANK,
NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By: /s/ Elaine Eaton
Name: Elaine Eaton
Title:  Senior Vice President

ING CAPITAL LLC, as a Lender

By: /s/ Andrew C. Sepe
Name: Andrew C. Sepe
Title: Vice President